Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the inclusion in this Post-effective Amendment No. 2 Registration Statement on Form SB-2 of 800 Travel Systems, Inc. (the "Company") of our report dated February 28, 1998 on the balance sheets of the Company as of December 31, 1997 and the related statements of operations, stockholder's equity and cash flows for the year ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus which is a part of the Registration Statement.


                                          /s/ Killman, Murrell & Company P.C.

                                          Certified Public Accountants

Dallas, Texas
April 19, 1999